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                                                                      Exhibit 99

FOR IMMEDIATE RELEASE

Contact:       Deirdre Blackwood               Gil Chorbajian
               Manugistics Group, Inc.         Ogilvy PR (For Manugistics)
               dblackwo@manu.com               gil.chorbajian@dc.ogilvypr.com
               301-255-5330                    202-721-9725



         WILLIAM H. JANEWAY APPOINTED TO MANUGISTICS' BOARD OF DIRECTORS

ROCKVILLE, MD. -- OCTOBER 25, 2002 -- Manugistics Group, Inc. (Nasdaq: MANU), the leading global provider of supply chain management and pricing optimization solutions today announced that William H. Janeway, vice-chairman of Warburg Pincus LLC, was appointed as a Class III director to the Company's Board of Directors, with a term expiring in 2004. Janeway, whose career spans over thirty years in investment banking and venture capital, joined Warburg Pincus in 1988 and has focused the firm's investment activities in the information technology sector.

Janeway currently is a Director of BEA Systems, Indus International, Industri-Matematik International and VERITAS Software Corp. He is also a member of the board of directors of the Social Science Research Council and a member of the board of trustees of Cambridge in America, University of Cambridge. He is a Founder Member of the Board of Managers of the Cambridge

"Dr. Janeway brings to Manugistics an amazing depth and breadth of understanding and expertise in the IT sector, accumulated over his successful career investing in and growing global technology companies," said Greg Owens, Manugistics chief executive officer and chairman. "Dr. Janeway will contribute to the Board his unique perspective on our industry, and we welcome this highly respected individual to Manugistics' Board of Directors."

In connection with Dr. Janeway's appointment to the Board, Manugistics has consented to the acquisition of up to 19.9 percent of the common stock of the Company by Warburg Pincus Private Equity VIII, L.P. and certain of its affiliates - which currently hold 10.9 percent of the Company's common stock.

Janeway received his doctorate from Cambridge University where he was a Marshall Scholar. He is also a graduate of Princeton University. Prior to joining Warburg Pincus in 1988, he was Executive Vice President and Director at Eberstadt Fleming Inc.


The Company also announced that Dr. Hau L. Lee, Stanford Business School Professor of Operations, Information and Technology, has stepped down from the Manugistics Board of Directors.


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"Hau Lee has been a valuable member of our Board, we wish him well in his new endeavors and we look forward to continuing our working relationship," said
Owens.

ABOUT WARBURG PINCUS LLC

Warburg Pincus is one of the largest private equity investment firms in the world. Working in partnership with management teams, Warburg Pincus has taken an active role in building businesses, including companies such as Mattel Inc., UnitedHealth Group, RenaissanceRe Holdings Ltd., Dime Bancorp, Inc., Mellon Bank Corporation, Knoll, Inc., BEA Systems and VERITAS Software Corp. Throughout its 30-year history in private equity, Warburg Pincus has invested at all stages of a company's life cycle, from founding start-ups and providing growth capital to leading restructurings, recapitalizations and buy-outs. Further information is available at www.warburgpincus.com.

ABOUT MANUGISTICS

Manugistics leads the industry in delivering innovative pricing and supply chain software solutions. Today, more than 1200 clients trust Manugistics to help them reduce costs, increase revenues and enhance margins. The company provides comprehensive solutions for pricing and revenue optimization, supply chain management, service and parts management, and supplier relationship management. Its clients include industry leaders such as 3Com, AT&T, Amazon.com, BMW, Boeing, Caterpillar, Cisco Systems, Circuit City, Coca-Cola Bottling, Compaq, Continental Airlines, DaimlerChrysler, Diageo, DuPont, Fairchild Semiconductor, Ford Motor Company, General Electric, Harley-Davidson, Kraft, Nestle, RadioShack and Unilever. For more information, go to www.manugistics.com.

FOR ADDITIONAL INFORMATION REGARDING THIS ANNOUNCEMENT, CONTACT THE MANUGISTICS NEWSBUREAU HOTLINE AT 301-255-5330.

FORWARD LOOKING STATEMENT
This announcement contains forward-looking statements that involve risks and uncertainties that include, among others, continuing economic and political uncertainty, the timing and degree of business recovery, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, unexpected competition, risks related to quarterly performance, risks of new business areas, international expansion, business combinations and strategic alliances, lengthening of sales cycles for software products and services, and the effectiveness of the cost reduction efforts undertaken by Manugistics and their impact on the company's ability to operate its business. A decreased demand for enterprise application software due to weakened economic conditions could result in decreased revenues or lower revenue growth rates. More information about factors that potentially could affect Manugistics' financial results is included in Manugistics filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2002 and Quarterly Report on Form 10-Q for the quarter ended August 31, 2002. Manugistics assumes no obligation to update the forward-looking information contained in this announcement

Manugistics is a registered trademark, and the Manugistics logo, the phrase "Leveraged Intelligence," Enterprise Profit Optimization and Manugistics NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.